PETROQUEST ENERGY, INC.
LONG-TERM CASH INCENTIVE PLAN
PERFORMANCE UNIT NOTICE AND AWARD
THIS PERFORMANCE UNIT NOTICE AND AWARD (this “Award”) dated as set out in the “Grant Detail Report” attached hereto (the “Date of Grant”), is made by Petroquest Energy, Inc., a Delaware corporation (the “Company”), in favor of Participant for the amount of “Target Performance Units” or “TPUs” set out in your Grant Detail Report subject to the following terms and conditions.
R E C I T A L S:
WHEREAS, the Company has adopted the Petroquest Energy, Inc. Long-Term Cash Incentive Plan (the “Plan”) pursuant to which awards intended to qualify as Other Stock-Based Awards, including performance awards (“Performance Units”) may be granted; and
WHEREAS, in recognition of the Participant’s services as an Employee to the Company, the Committee has determined that it is in the best interests of the Company and its stockholders to grant the Performance Units provided for herein pursuant to the terms of the Plan and subject to the further terms and conditions set forth herein.
TPUs ARE USED SOLELY TO CALCULATE THE ACTUAL AMOUNT TO BE AWARDED TO THE PARTICIPANT IN ACCORDANCE WITH THIS AWARD AGREEMENT, AND DO NOT CREATE ANY SEPARATE RIGHTS OR ENTITLEMENTS. ACTUAL TPUs ARE CALCULATED FOLLOWING THE END OF THE COMPANY’S FISCAL YEAR, BASED ON THE METRICS AND METHODOLOGIES DESCRIBED IN SECTION 3 OF THIS AGREEMENT, AND BASED ON ANY ADJUSTMENTS IN TPUs DUE TO EMPLOYMENT CHANGES AS DESCRIBED IN SECTION 3 BELOW AND ANY CHANGES IN THE TPU PERFORMANCE PERCENTAGE PERMITTED UNDER THIS AGREEMENT.
NOW, THEREFORE, in consideration for the Participant’s services rendered as an Employee and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.
Grant of Performance Unit. Pursuant to Section 4.6 of the Plan, the Company hereby grants the Participant an Award consisting of the number of Target Performance Units specified on the Grant Detail Report. Each Performance Unit represents the value of one Share of Common Stock. The number of Performance Units that the Participant will actually earn (which may be up to 200% of the Target Performance Units) will be determined by the level of achievement of the performance goals set forth in Section 3 hereof. Upon the certification by the Committee of the level of achievement of the performance goals for a Performance Period, the Performance Units earned, if any, as determined by the Committee, will vest according to the vesting schedule specified in Section 4 hereof.

2.
Incorporation by Reference. All provisions of the Plan are hereby incorporated herein by reference. This Award shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award shall have the definitions set forth in the Plan. The Committee shall have the authority to interpret and construe the Plan and this Award and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Participant and his or her legal representative in respect of any questions arising under the Plan or this Award.

3.	Earning of Performance Units.
(a)    Performance Goals. The number of Performance Units earned in respect of a given Performance Period will be determined at the end of the Performance Period based on the relative placement of the Company within the group that consists of the Company and the “Peer Group”, as defined below, based on “Total Shareholder Return or TSR,” as defined below, as follows:

Level of Achievement	Company Percentile Ranking In Peer Group	Performance Units Earned as a Percentage of Target Performance Units
Maximum Level	90%	200%
Superior Level	75%	150%
Target Level	50%	100%
Below Target Level	37.5%	75%
Threshold Level	25%	50%
Below Threshold Level	less than 25%	0%

If the Total Shareholder Return for the Company is a negative value, the Target Level, as specified above, will be the maximum level of Performance Units that may be awarded. As an example, and solely for avoidance of doubt, if the Company’s placement in the group that consists of the Company and the Peer Group for the Performance Period is in the 75% percentile ranking, the Participant will earn a number of Performance Units for the Performance Period equal to the product of (a) the number of Target Performance Units multiplied by (b) 150%. If, however, the TSR for the Company is a negative value, then item (b) would be limited to 100%. If the Company is in the 37.5% percentile ranking and the TSR for the Company is a negative value, the number of Performance Units for the Performance Period would still equal the product of (a) the number of Target Performance Units multiplied by (b) 75%.
(b)    Peer Group Total Shareholder Return. In order to determine the Company’s placement, Total Shareholder Return will be calculated by the Committee or its designee for all members of the Peer Group on the same basis as Total Shareholder Return is calculated for the Company.
(c)    Employment Condition for Payment. A Participant must be continuously employed by the Company or its Affiliate from the Date of Grant through the applicable “Vesting Date” (as defined in Section 4) to be eligible for payment of the Performance Units with respect to the Performance Period. If the Participant is not so employed, all Performance Units to be paid on that Vesting Date and thereafter will be forfeited.
(d)    Certification. Following completion of the Performance Period, the Committee shall review and certify in writing whether, and to what extent, the performance goal as specified in Section 3(a) for the Performance Period has been achieved and, if so, calculate and certify in writing the number of Performance Units that the Participant earned for such period based upon the Company’s TSR relative to the Peer Group TSR.

4.
Vesting Dates. The Performance Units earned as determined by the Committee at the end of the Performance Period will vest on the “Vesting Dates” as follows: (a) 33.3% on the first day of the calendar year following the end of the Performance Period, (b) 33.3% on the first day of the second calendar year following the end of the Performance Period and (c) 33.4% on the first day of the third calendar year following the end of the Performance Period. In the event of a Change in Control prior to the end of the Performance Period, all performance goals will be deemed to be achieved at the Target Level, subject to the Participant’s continued employment with the Company or Affiliate through the date of the Change in Control. In the event of a Change in Control at any time, the Performance Units awarded hereunder shall vest in accordance with the terms of the Plan and such date will be the Vesting Date under this Award. In addition, if the Participant separates from service with the Company and its Affiliates due to Retirement, as defined below, after the end of the Performance Period and after the certification specified in Section 3(d), the vesting of all earned Performance Units will be accelerated to the amount that would otherwise vest, if any, on the next Vesting Date (other than a Vesting

Date due to a Change in Control that occurs within 12 months after Participant’s separation from service with the Company and its Affiliates) due to Retirement. Any remaining unvested Performance Units shall be forfeited, and such date of the Participant’s Retirement shall be the Vesting Date for the vested Performance Units for the purposes of this Award. “Retirement” for the purposes of this Award shall mean the Participant’s voluntary separation from service with the Company and all of its Affiliates on or after both the Participant’s attaining age sixty-five (65) and ten (10) years of total service in the aggregate with the Company and its Affiliates.

5.	Payment.
(a)    Payment Date. Payment in respect of the vested Performance Units under this Award will be made in cash, less applicable federal, state and local tax withholding and any other applicable withholding amounts, as soon as administratively practicable following the applicable Vesting Date, and in any event within sixty (60) days following the applicable Vesting Date, subject to the Participant’s continuous employment with the Company or an Affiliate through the applicable Vesting Date.
(b)    Amount. The amount payable to the Participant in respect of a Performance Period will be equal to the product of (i) and (ii) where (i) is the number of Performance Units vested on the applicable Vesting Date, and (ii) is the Fair Market Value Share of the Common Stock on the Vesting Date.

6.
Tax Withholding. This Award is subject to all applicable federal, state and local taxes (domestic and foreign) and the Company shall have the right to withhold from any payment due under the Plan and this Award an amount equal to the minimum required withholding obligation in respect of any federal, state or local taxes (domestic and foreign).

7.	No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to the Shares of Common Stock underlying the Performance Units.

8.
Compliance with Laws and Regulations. The issuance and transfer of the Performance Units shall be subject to compliance by the Company and the Participant with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer.

9.
No Right to Continuous Employment or Service. Nothing in this Award shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Participant’s employment or service at any time.

10.
Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

if to the Company:
Petroquest Energy, Inc.
400 E. Kaliste Saloom Road, Suite 6000
Lafayette, Louisiana 70508
Facsimile: (337) 232-0044
Attention: General Counsel

if to the Participant, at the Participant’s last known address on file with the Company.
All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied or emailed.

11.
Bound by Plan. This Award is governed by the Plan and all terms of the Plan shall control. By signing or electronically accepting this Award, the Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all of the terms and provisions of the Plan.

12.
Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the legal representative of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

13.
Successors. The terms of this Award shall be binding upon and inure to the benefit of the Company, its successors and assigns, and on the Participant and the beneficiaries, executors, and heirs of the Participant.

14.
Amendment of Performance Unit Award. Subject to the Plan, including without limitation adjustments under Section 5 of the Plan, the Committee at any time and from time to time may amend the terms of this Award; provided, however, that the Participant’s rights under this Award shall not be impaired by any such amendment unless the Participant consents in writing to such amendment.

15.
Governing Law. This Award shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

16.	Severability. Every provision of this Award is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

17.	Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Award.

18.
Code Section 409A. The Committee shall to the extent applicable interpret and construe this Award to comply with Code Section 409A, and to the extent required a Change in Control shall be limited to a Change in Control that complies with Code Section 409A. The Committee may interpret or amend this Award to comply with Code Section 409A without the Participant’s consent even if such amendment would have an adverse effect on this Award. To the extent required under Code Section 409A, in the case of any Participant who is specified employee, a distribution on account of a separation from service may not be made before the date which is six months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death). For purposes of the foregoing and to the extent required by Code Section 409A with respect to an Award, the terms “separation from service” and “specified employee” all shall be defined in the same manner as those terms are defined for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award as determined by the Committee. Furthermore, to the extent required under Code Section 409A, none of the Company, the Committee or Board shall have any discretion otherwise provided in the Plan to the extent such discretion is prohibited under Code Section 409A for compliance with Code Section 409A with respect to deferred compensation including, without limitation, any discretion to accelerate or substitute under Section 5.5 of the Plan or determine an event is or is not a Change in Control. Notwithstanding the foregoing, none of the Company, any Affiliate or any officer, director, employee, Shareholder or any agent of any of them guarantees or is responsible for the tax consequences to a Participant with respect to this Award under the Plan and the administration of the Plan, including without limitation, any excise or penalty tax or interest under Code Section 409A.

19.
Signature in Counterparts and Electronic Means. This Award may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Award may be provided by electronic means and electronic signature for consent and acceptance are permitted.

20.	Definitions
(a)    “Final Stock Price” means the sum of (i) and (ii) where (i) is the average closing stock price of the Common Stock for the last twenty (20) trading days of the Performance Period and (ii) any dividends paid per share over the Performance Period.
(b)    “Initial Stock Price” means the average closing stock price of the Common Stock for the twenty (20) trading days immediately preceding the Performance Period.
(c)    “Peer Group” is as set out on Exhibit “A;” provided that with respect to any member of the Peer Group that does not continue to exist due to a business transaction, is merged or due to another extraordinary event the Committee determines it should be removed as a member of the Peer Group such member will be removed as determined by the Committee in its sole discretion.
(d)    “Performance Period” means the 12-month period beginning on January 1 and ending on December 31 following the Date of Grant.
(e)    “Total Shareholder Return” or “TSR” means the change in value of a Share of Common Stock determined by dividing (a) by (b), where (a) equals the Final Stock Price minus the Initial Stock Price and (b) equals the Initial Stock Price; provided, further, that no adjustment to the TSR shall be made pursuant to Section 5.3 of the Plan.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award as of the day first written above.
PETROQUEST ENERGY, INC.

By:
Title:

The undersigned hereby accepts the terms of this Award and the Plan.
PARTICIPANT
By electronic acceptance

EXHIBIT A

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Clayton Williams Energy, Inc.
Comstock Resources, Inc.
Contango Oil & Gas Company
Gastar Exploration Inc.
Goodrich Petroleum Corporation
Jones Energy, Inc.
Penn Virginia Corporation
Stone Energy Corporation
Swift Energy Company
W&T Offshore, Inc.